SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 11, 2002

Commission File Number 1-10741

PROVENA FOODS INC.
(Exact name of registrant as specified in its charter)

California	95-2782215
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5010 Eucalyptus Avenue, Chino, California	91710
(Address of principal executive offices)	(ZIP Code)

(909) 627-1082

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

Proposed Stock Grant Plan

On December 11, 2002, the Board of Directors of the Company adopted the Stock Grant Plan Outline (the “Outline”) hereinafter set forth. The Outline contemplates adoption of a definitive stock bonus plan (the “Plan”) substantially as set forth in the Outline, subject to obtaining favorable tax, accounting and securities law advice. Under the Plan, the Company would grant stock bonuses of 180,000 shares to Theodore L. Arena, President and Chief Executive Officer and 100,000 shares to Thomas J. Mulroney, Chief Financial Officer, and would pay cash bonuses to the grantees to offset the income taxes they incur from receipt of the stock bonuses.

The estimated cash costs and net income reductions to the Company from the Plan is set forth in the table at the end of the Outline, based on the assumed market price of $1.20 per share on the date of grant and the other assumptions set forth in the Outline. If the market price is higher, the cash costs and net income reductions would be higher.

The issuance of the bonus shares would dilute the outstanding shares. On September 30, 2002, the Company had outstanding 3,131,646 shares. If just before the grant the Company has 3,150,000 shares outstanding, the bonus shares would equal about 8.9% of the shares out before the bonus and about 8.2% of the shares out after the bonus. This dilution would increase the total cost of paying a specified dividend per share by 8.9% and would reduce the book value per share and earnings per share of outstanding shares by 8.2%.

The Plan would substantially increase the stock ownership of two key executive officers, offering them the incentive of greater rewards for the successful long term performance of the Company. Since 5/6 of each officer’s bonus shares, decreasing 1/6 per year, will be forfeited if the officer terminates his employment, the Plan provides an incentive for their continued employment.

STOCK GRANT PLAN OUTLINE

1. Purpose of Outline. The purpose of this outline is to set forth a definitive proposal for the grant of shares to Theodore L. Arena and Thomas J. Mulroney, for submission to the board.

2. Number of Shares. In order to limit the number of shares to less than 10% of the outstanding shares, a grant of 280,000 shares is contemplated, to be allocated 180,000 shares to Theodore L. Arena and 100,000 shares to Thomas J. Mulroney.

3. Bonuses for Income Taxes. Because the grants of the shares will constitute taxable income to the officers, the plan contemplates bonuses to cover the taxes.

4. Restricted Stock to be Forfeitable. All 280,000 shares will be granted at one time, but 5/6 of each officer’s allocation, decreasing 1/6 each year, will be forfeited if the officer’s employment with Provena is terminated.

5. Value of Stock Granted. The stock will be valued at the market price on the date of grant. For purposes of this outline, $1.20 is used as the market price for examples. Thus the value of the total grant would be $336,000.

6. Timing of Officers’ Income Tax. The income tax to the officers could be spread over a number of years by granting part of the shares each year. Having the shares cease to be forfeitable may have the same result. The problem is that the taxable income would be based on the market price of the shares when they become non-forfeitable, and that price may increase, increasing the tax to the officers and the bonuses Provena would need to pay. To avoid this risk, the officers would make Internal Revenue Code §83(b) elections to be taxed on the date of grant on all of the shares based on the market price on the date of grant.

7. Amount of Officers’ Income Tax. Assuming the $1.20 market price, the total grant is worth $336,000. The effective combined maximum Federal and State income tax rate is about 44%, so the officers’ income tax would be $147,840.

8. Amount of Tax Bonuses. The bonuses Provena pays to the officers to pay their income taxes must be more than $147,840 to cover the taxes on the bonuses. For the officers to net $147,840 after 44% taxes, Provena would have to pay them $264,000 in bonuses.

9. Timing of Tax Bonuses. The tax bonuses reduce Provena’s income and cash when paid. To avoid incurring $264,000 in one year, it is proposed that the tax bonuses be spread over three years,  1/3 at year end 2002,  1/3 in 2003, and the remaining  1/3 prior to April 15, 2004. Then, if the stock grant is made in early 2003, the officers will receive their tax bonuses in time to pay the estimated and final taxes on the bonus stock and the tax bonuses.

10. Timing of Company Tax Deductions. Provena’s income tax rate is about 40% (assuming we make money). When Provena pays the tax bonuses, it will deduct them and save 40% of them in taxes. Provena will also deduct the value of the stock bonuses when granted in 2003 (because of the officers’ §83(b) elections), saving 40% of $336,000 = $134,400 in cash.

11. Timing of Income Reductions. The tax bonuses reduce Provena’s net income in the year paid by 60% of the amount paid, assuming a 40% income tax rate and that Provena is profitable. Thus in each of the three years of tax bonus payments of  1/3 of $264,000 = $88,000 per year, net income (and cash) would be reduced by 60% of $88,000 = $52,800 per year. The stock bonuses will also reduce income. Since 1/6 of the shares cease being forfeitable each year, pre-tax income would be reduced by 1/6 of $336,000 = $56,000 of compensation per year. The $134,400 tax savings would be recognized as the $336,000 of compensation is recognized, reducing net income by 1/6 of ($336,000—$134,400 = $201,600) = $33,600 per year.

12. Status of Bonus Shares. The bonus shares would be issued and outstanding when granted, would participate in dividends and would have full voting power, but the certificates for shares which are still forfeitable would be held by Provena. The bonus shares would be subject to Rule 144 holding period and quantity limitations.

13. Forfeiture Terms. The bonus shares subject to forfeiture would be forfeited if the officer terminated his employment with Provena or if Provena terminated the officer’s employment for grievous cause. There would be no forfeiture if termination were caused by death or disability of the officer. An acquisition of Provena (but not an acquisition by Provena) would cause all of the bonus shares to be non-forfeitable.

14. Conditions. Board approval of this outline would authorize paying the first  1/3 of the tax bonuses and the preparation, adoption and implementation of a definitive stock bonus plan substantially as outlined herein, subject to confirmation of the tax and accounting treatment reflected in this outline and compliance with State and Federal securities laws, including advice on the applicability of Section 16(b) of the Securities Exchange Act, relating to short-swing profits.

Provena’s Cost of Stock Bonus Plan

	$264,000 Tax Bonuses		280,000 Share Stock Bonuses
		After-Tax Cost and Net Income Reduction	Market Value and Income Tax Deduction		Pre-Tax Income Reduction		Total Plan
Year	Tax Bonus Amount			Cash Tax Savings		Net Income Reduction	Cash Cost (Savings)	Net Income Reduction
2002	$88,000	$52,800					$52,800	$52,800
2003	$88,000	$52,800	$336,000	$134,400	$56,000	$33,600	$(81,600)	$86,400
2004	$88,000	$52,800			$56,000	$33,600	$52,800	$86,400
2005					$56,000	$33,600		$33,600
2006					$56,000	$33,600		$33,600
2007					$56,000	$33,600		$33,600
2008					$56,000	$33,600		$33,600

TOTALS	$264,000	$158,400			$336,000	$201,600	$24,000	$360,000

ITEM 7. FINANCIAL REPORTS AND EXHIBITS

No financial reports or exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2002	PROVENA FOODS INC.

	By:	/s/ THOMAS J. MULRONEY
Thomas J. Mulroney Vice President and Chief Financial Officer